January 29, 1998



SECURITIES AND EXCHANGE COMMISSION
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir:

We have read and agree with the comments in Item 4 of Form 8-K of Westbridge Research Group dated January 29, 1998.

                                                       /s/  PETERSON & CO.

cc:  Christine Koenemann
     President
     Westbridge Research Group